Exhibit 10.35

THIS LEASE, Made this 1st day of March 2004, by and between MIE Properties, Inc. as agent for owner, herein called “Landlord”, and BBI Biotech Research Laboratories, Inc., herein called “Tenant”.

WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of Tenant to be performed, Landlord does hereby lease unto said Tenant, and the latter does lease from the former an agreed upon 65,160 square feet at the following premises: 8425 Progress Drive, Suites A-Y, Frederick, Maryland 21701, (herein called the “Premises”) for the term of Eleven (11) years, beginning on the Rent Commencement Date (as defined below) and ending on the 31st day of July 2015, for the annual rental of see Rent schedule below, (herein called “Annual Rent”), subject to Annual Rent increases payable in advance beginning on the Rent Commencement Date (as defined below) and on the first day of each and every month thereafter during the term of this Lease in equal monthly installments of see rent schedule below (provided that such installments shall be prorated in the case of any partial month).

For the first year of the lease term, Tenant will occupy and use 39,120 square feet of the Premises and commencing on August 1, 2005, Tenant will occupy and use the entire 65,160 square feet of the Premises.

Said installments of Annual Rent shall be paid to MIE Properties. Inc., 5104 Pegasus Court. Suite a, Frederick, Maryland 21704, or at such other place or to such appointee of Landlord, as Landlord may from time to time designate in writing.

Lease Year	Annual Rent	Monthly Rent

August 1, 2004 — July 31, 2005	$483,132.00	$40,261.00
August 1, 2005 — July 31, 2006	$828,867.78	$69,072.32
August 1, 2006 — July 31, 2007	$853,733.81	$71,144.48
August 1, 2007 — July 31, 2008	$879,345.83	$73,278.82
August 1, 2008 — July 31, 2009	$905,726.20	$75,477.18
August 1, 2009 — July 31, 2010	$932,897.99	$77,741.51
August 1, 2010 — July 31, 2011	$960,884.93	$80,073.74
August 1, 2011 — July 31, 2012	$989,711.48	$82,475.96
August 1, 2012 — July 31, 2013	$1,019,402.82	$84,950.24
August 1, 2013 — July 31,2014	$1,049,984.91	$87,498.74
August 1, 2014 — July 31, 2015	$1,081,484.45	$90,123.70

TENANT COVENANTS AND AGREES WITH LANDLORD AS FOLLOWS:

1.             Tenant shall pay said rent and each installment of Annual Rent thereof as and when due without setoff or deduction. Installments of Annual Rent and Additional Rent (as defined in paragraph 4 hereof) shall become due on the earlier of (i) 30 days after Tenant gives Landlord written notice of substantial completion of the Tenant Improvements set forth in Exhibit B hereto or (ii) August 1, 2004

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[SEAL]

(hereafter, the “Rent Commencement Date”). No rent shall be due or payable prior to the Rent Commencement Date.

RENTAL ESCALATION

2.             Beginning with the first anniversary of the Rent Commencement Date and on each annualanniversary hereafter throughout the remainder of the lease and renewal term if any, the Annual Rent shall be increased by an amount equal to three percent (3%) of the previous year’s rent, which sum shall be payable to Landlord in equal monthly installments in advance as set forth herein.

USE

3.             Tenant shall use and occupy the Premises solely for the following purposes:

Premises shall be used and occupied by Tenant only as a Biological Specimen Repository, Reagent Repository, Biotechnology Repository, Biotechnology and Clinical Testing Laboratory and life science product manufacturing facility, with ancillary offices.

ADDITIONAL RENT

4.             All sums of money other than Annual Rent required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent (herein called “Additional Rent”), in accordance with the terms of this Lease.

“Tenant’s Pro Rata Share” shall mean the same percentage that the gross square foot area of Tenant’s Premises bears to the gross square foot area of all leasable floor area within the building in which the Premises is located (the “Building”). Landlord shall notify Tenant of any change in “Tenant’s Pro Rata Share”. Tenant’s Pro Rata Share is equal to (86.6%).

A. UTILITIES:

Tenant shall apply for and pay all costs of electricity, gas, telephone and other utilities used or consumed on the Premises, together with all taxes, levies or other charges on such utilities. Tenant agrees to pay as Additional Rent, Tenant’s Pro Rata Share (86.6%) of the water and sewer service charges chargeable to the total building in which the Premises are located. However, if in Landlord’s reasonable judgment, the water and sewer charges for the Premises are substantially higher than normal due to Tenant’s water usage, then Tenant agrees that it will, upon written notice from Landlord, install a water meter at Tenant’s Expense and thereafter pay all water charges for the Premises based on such meter readings. Landlord represents and warrants that the supply of electrical power initially available to the Tenant shall be a minimum of 800 amps. If the foregoing amount of power is insufficient to adequately meet Tenant’s buildout requirements for its use and occupancy, Tenant shall have the right to procure sufficient supplemental power to the Premises.

B. TAXES

Tenant shall pay to the Landlord, as Additional Rent, Tenant’s Pro Rata Share (86.6%) of the Real Estate Taxes that may be levied or assessed by lawful taxing authorities against the land, buildings and improvements on the property of which the Premises is a part. If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay a proportionate share of the increased taxes based upon the number of months that this Lease is in effect. Said taxes shall include, but not by way of limitation, all paving taxes, and any and all benefits or assessments which may be levied on the Premises hereby leased but shall not include the United States Income Tax, or any State or other income tax upon the income or rent payable hereunder. Landlord agrees to appeal the taxes upon Tenant’s written request, and Tenant shall be entitled to Tenant’s Pro Rata Share of any refund received by Landlord (less Tenant’s Pro Rata Share of Landlord’s appeal costs). If any refund attributable to the Lease term is received after Lease termination, Landlord will forward Tenant’s Pro Rata Share to Tenant; this obligation shall survive termination of the Lease.

C. COMMON AREA EXPENSES

For each full or partial calendar year during the term of the Lease, Tenant shall pay to Landlord, as Additional Rent. Tenant’s Pro Rata Share (86.6%) of the “Common Area Expenses”. For the purposes of this section, Common Area Expenses shall be defined as one hundred percent (100%) of all reasonable costs and expenses incurred by or on behalf of Landlord in each calendar year in operating, maintaining, and repairing (which includes replacements, additions, and alterations) of common areas of the Building. These include, without limitation, a) the cost of maintaining and repairing all service pipes, electric, gas and water lines and sewer mains leading to and from the Premises; b) all costs incurred in painting, resurfacing, and landscaping; c) all costs for repairs and improvements, line painting and striping, lighting, removal of snow, grass cutting, cleaning of parking areas; d) all costs incurred in maintaining, repairing and replacing the paving, parking areas, curbs, gutters, sidewalks, and steps; e) all costs for repairs and improvements to roof and exterior walls; and f) management fees, overhead and expenses directly attributable to management of the Building. Landlord shall cap increases on all controllable expenses with the exception of snow removal at five (5%) percent per year cumulative.

Exclusions to the above: a) commissions or advertising costs; b) costs of sale, financing, and refinancing; c) legal and accounting expenses not specifically for Tenant; d) costs of enforcement of Leases; e) ground rents; f) fines or penalties of any kind or nature, unless directly resulting from a default by Lease; g) costs of any services provided to any other Tenant in the project, and not made available to Tenant on the same basis; h) damage and repairs necessitated by the negligence or willful misconduct of the Landlord; I) any amount paid to the Landlord, the management agent or any affiliate of either of them, to the extent in excess of that negotiable on an arm’s length basis: j) the cost of repairs or work to the extent reimbursed or paid by insurance proceeds or covered by warranty and (k) any expense which under generally accepted accounting principals, should be capitalized, except as specifically permitted.

D. INSURANCE

Tenant shall not do anything in or about the Premises that will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability now existing or which Landlord may hereafter place thereon, or that will prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant and Landlord will use commercially reasonable efforts (and Landlord will require that any other tenant(s) in the Building will use commercially reasonable efforts) to obtain the greatest possible reduction in the insurance rates on the Premises hereby leased, or for the Building. Tenant further agrees to pay, as Additional Rent:

1)             Tenant’s Pro Rata Share (86.6%) of the premium of any insurance on the Premises or for the Building and /or property of which the Premises hereby leased are apart;

2)             any increase in premium on the amount of such Insurance that may be carried by Landlord on all or any part of the Premises, Building or property resulting from the activities carried on by Tenant in or at the Premises, regardless of whether Landlord has consented to the same.

Landlord shall notify Tenant from time to time of the amounts which Landlord estimates will be payable by Tenant for Tenant’s Pro Rata Share of Utilities, Taxes, Common Area Expenses and Insurance herein set forth and Tenant shall pay such amounts to Landlord in equal monthly installments in advance on or before the first day of each month.

Within a reasonable period of time following the end of each calendar year, or fiscal year (with regard to taxes) Landlord shall submit to Tenant a line-item statement (the “Expense Statement”) setting forth Landlord’s actual costs for the Utilities, Taxes, Common Area Expenses and Insurance to be paid by Tenant with respect to such year and Tenant’s Pro Rata Share thereof; the amount paid by Tenant, and the amount of the resulting balance due or overpayment. Landlord’s Expense Statement shall be conclusive and binding upon Tenant unless, within 90 days after receipt, Tenant notifies Landlord that it disputes the correctness of the Expense Statement, specifying the element of the Expense Statement which is claimed to be incorrect. Pending determination of such dispute by agreement or otherwise, Tenant shall pay Tenant’s Pro Rata Share of the disputed expense in accordance with the disputed Expense Statement and such payment shall be without prejudice to either party’s position. Should the dispute be determined in Tenant’s favor, any overpayment will be refunded to Tenant within 30 days. If Landlord’s Expense Statement is demonstrated to be correct or within 5% of the correct amount, Tenant shall pay all fees incurred by Landlord (including Landlord’s accountants’ and attorneys’ fees, if any) by virtue of such dispute, if Landlord’s statement is more than 5% greater than the correct amount, Landlord shall pay all fees incurred by Tenant (including Tenant’s accountants’ and attorney’s fees, if any) by virtue of such dispute.

Notwithstanding the forgoing provisions of the above paragraph, Landlord shall have the right to require Tenant to pay in arrears Tenant’s Pro Rata Share of Utilities, Taxes, Common Area Expenses and Insurance in quarterly or semi-annual payments rather than on a monthly basis as provided above.

MUNICIPAL REGULATING

5.             Tenant shall observe, comply with and execute at its expense, all laws, orders, rules,requirements, and regulations of the United States, State, City or County of the said State, in which the Premises are located, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization, respecting the Premises and the manner in which the Premises are or should be used by Tenant.

ASSIGNMENT AND SUBLET

6.             Tenant shall not assign this Lease, in whole or in part, or sublet the Premises, or any part or portion thereof, or grant any license or concession for any part of the Premises, without the prior written consent of Landlord, said consent shall not be unreasonably withheld, conditioned or delayed. If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. Landlord shall be entitled to fifty percent (50%) of the “Net Profits” (as hereinafter defined) derived from any sublease and/or assignment (other than a sublease or assignment to a successor, partner, affiliate or subsidiary, as provided herein). “Net Profits” shall refer to the excess of rents and other amounts collected with respect to any assignee, subtenant or occupant of all or a portion of the Premises, over the sum of (i) rent payable with respect to the Premises or the applicable portion thereof, under this Lease plus (ii) reasonable legal costs, advertising, leasing commissions, rental abatements, and the value of fit up concessions, to the extent directly related to the sublease or assignment, amortized over the term of the sublease or assignment. Except as otherwise provided herein, no option rights can be assigned or transferred by Tenant to an assignee or subtenant. Any sublet or assignment of this Lease will be assessed with processing fees to be paid for by Tenant as Additional Rent. Such one time fee shall not exceed $250,00.

Landlord’s permission shall not be required for any assignment or sublet to any of Tenant’s successors, partners, affiliates or subsidiaries resulting from any merger, stock acquisition, asset acquisition or consolidation. Tenant shall have the right to retain one hundred percent (100%) of all profits from any sublease or assignment to a related successor, partner, affiliate or subsidiary.

INSURANCE

7.             Tenant covenants and agrees that, from and after the earlier of the commencement of this Lease or the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain at its sole cost and expense and in the amounts specified, a commercial general liability insurance policy covering the Premises and Tenant’s use thereof against claims for bodily injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000) arising out of any one occurrence. The insurance coverage required under this Section 7 shall, in addition, extend to any liability of Tenant arising out of Tenant’s indemnities hereinafter provided, as well as independent contractor’s liability and contractual liability. If such insurance contains an annual aggregate limit, the annual aggregate limit may not be diminished by claims occurring at locations other than the Premises.

All policies of insurance to be provided by Tenant shall be issued in a form acceptable to Landlord by insurance companies with general policyholder’s rating of not less A-XI as rated in the most current available “Best’s Insurance Reports,” and qualified to do business in the state in which the Premises are located.  Each such policy shall be issued in the names of Landlord and Tenant and shall be for the mutual and joint benefit and protection of each of said parties.  Executed copies of each such policy of insurance or certificate thereof shall be delivered to Landlord within ten (10) days after the earlier of the commencement of this Lease or delivery of possession of the Premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy.  As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days’ notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance.   In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same and Tenant shall promptly reimburse Landlord upon demand as Additional Rent, the premium so paid by Landlord.  Such commercial general liability policy shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named insured.  Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance. Any Insurance policies herein required to be procured by Tenant and all insurance policies procured by Landlord in respect of the Premises and/or the Building, shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, Tenant and all other tenants or occupants of space in the building.

ALTERATIONS

8.             a)             Tenant shall make no alterations in addition to original improvements existing in the Premises at the time of occupancy without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed. Landlord’s consent shall not be required for any interior, non-structural cosmetic alterations.

b)            If Tenant shall desire to make any such alterations, plans for the same shall first be submitted to Landlord for approval, and upon approval, the same shall be performed by Tenant at its own expense. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the Building shall not be impaired, that no liens shall attach to the Building by reason thereof (other than liens which are discharged or bonded by Tenant within 15 days from the filing thereof), and that all alterations shall be in accordance with all applicable codes. Tenant agrees to obtain at Tenant’s expense all permits pertaining to the alterations. Tenant also agrees to obtain, prior to commencing to make such alterations, and to keep in full force and effect at all time while such alterations are being made, all at Tenant’s sole cost and expense, such policies of insurance pertaining to such alterations and/or to the making thereof as Landlord reasonably may request or require Tenant to obtain, including, but not limited to, public liability and property damage insurance, and to furnish Landlord evidence satisfactory to Landlord of the existence of such insurance prior to Tenant’s beginning to make such alterations.

c)             Any such alterations shall become the property of Landlord as soon as they are affixed to the Premises and all rights, title and interest therein of Tenant shall immediately cease, unless otherwise agreed to by Landlord in writing. Landlord shall elect in writing, at the time of consent, whether all or part of any alterations installed by Tenant shell remain, or be removed by Tenant, at its own expense, at the expiration of its tenancy.  Landlord shall have the sole right to collect any insurance for any damage of any kind caused by any alterations or improvements placed upon the Premises by Tenant that become the property of Landlord as provided herein.  If the making of any such alterations, or the obtaining of any permits therefore shall directly or indirectly result in a franchise, minor privilege or any other tax or increase in tax, assessment or increase in assessment, such franchise, privilege, tax or assessment shall be paid, immediately upon its levy and subsequent levy, by Tenant.

d)            Unless Landlord shall consent in writing that all or part of any alterations installed by Tenant shall remain, the Premises shall be restored to their original condition by Tenant, at its own expense, before the expiration of its tenancy.

e)             Costs of alterations or modifications (in addition to the improvements as described herein in Section 34) Tenant requests Landlord to make on Tenant’s behalf during the term of this Lease shall be due and payable as Additional Rent.

MAINTENANCE

9.             a)             Tenant shall, during the term of this Lease, keep the Premises and appurtenances (including, but not limited to, interior and exterior windows, interior and exterior doors, interior plumbing, heating, ventilating and air conditioning (HVAC), interior electrical or replacement works thereof) in good order and condition and will make all necessary repairs or replacement thereof. Landlord does, however, give a ninety (90) day warranty on all of the above-mentioned items if installed by Landlord. This warranty does not include the required annual maintenance contract on the HVAC unit(s) as described below. Tenant will be responsible for all exterminating services, except termites, required in the Premises. If Tenant does not make necessary repairs within fifteen (15) days after receiving written notice from Landlord of the need to make a repair. Landlord may proceed to make said repair and the cost of said repair will become part of and in addition to the next due monthly rental. Any repair made by Landlord at Tenant’s request to Tenant’s Premises shall be invoiced to Tenant and shall become due and payable as Additional Rent.

b)            Tenant agrees to furnish to Landlord, at the expense of Tenant, prior to occupancy, a copy of an executed and paid for annual maintenance contract on all heating and air conditioning (HVAC) equipment with a reputable company reasonably acceptable to Landlord and said contract will be kept in effect during the term of the Lease at the expense of Tenant. Should Tenant not provide a satisfactory HVAC Maintenance contract to Landlord prior to occupancy, Tenant shall be provided a contract through  MIE Properties, Inc. Billings for this contract shall become due and payable upon receipt of invoice and shall be considered Additional Rent.

c)             Landlord shall make all necessary structural repairs to the exterior masonry walls and roof of the Premises, after being notified in writing of the need for such repairs, provided the necessity for such repairs was not caused by the negligence or misuse of Tenant, its employees, agents or customers.

d)            Tenant shall, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the Premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear excepted.

DEFAULT

10.           In the event Tenant shall fail to pay said Installments of Annual Rent, Additional Rent, or any other sum required by this Lease to be paid by Tenant and such failure shall continue for five (5) days after written notice thereof to Tenant, Landlord shall have along with any and all other legal remedies the immediate right to make distress therefore, and upon such distress, in Landlord’s discretion, this tenancy shall terminate.

In the event Tenant shall fail to comply with any of the provisions, covenants, or conditions of this Lease, on its part to be kept and performed, and such default shall continue for a period of thirty (30) days after written notice thereof shall have been given to Tenant by Landlord (provided that such 30-day period shall be extended for such additional period of time as may reasonably be necessary to cure such default, if such default, by its nature, cannot be cured within such period, and provided, further, that Tenant commences to cure such default within such 30-day period and is, at all times thereafter, in the process of diligently curing the same), and/or if Tenant shall fail to pay said Annual Rent, Additional Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, upon the happening of any such event, and in addition to any and all other remedies that may thereby accrue to Landlord, Landlord may do the following:

A)           Landlord’s Election to Retake Possession Without Termination of Lease

Landlord may retake possession of the Premises, without being deemed to have accepted a surrender thereof, and without terminating this Lease. If Landlord retakes possession of the Premises, or if this Lease is terminated as a result of Tenant’s default and vacated by Tenant, Landlord shall take commercially reasonable action to relet the Premises in order to mitigate its damages, provided that that in attempting to mitigate its damages, as aforesaid, (i) Landlord may, in its sole, absolute and subjective discretion, relet the Premises, or any portion thereof, for a shorter or longer period of time than the term of this Lease and may make any reasonable repairs or alterations necessary to relet the Premises, or any portion thereof (provided the cost of such repairs and alterations do not unreasonably exceed the quality of the initial Tenant Alterations), (ii) the terms of any reletting may include a reasonable amount of free rent, and (iii) if other space in the Building reasonably equivalent to the Premises is vacant at the time of the termination of the Lease as a result of Tenant’s default, or subsequently becomes vacant before Landlord has relet the Premises, or any portion thereof, Landlord shall not be obligated to relet the Premises, or any portion thereof, before letting such other vacant space. If the rent received from such reletting does not at least equal the rent and other sums payable by Tenant hereunder. Tenant shall pay and satisfy the deficiency between the amount of rent and other sums so provided in this Lease and the rent received through reletting the Premises; and, in addition, Tenant shall pay reasonable expenses in connection with any such reletting, including, but not limited to, the cost of renovating, altering, and decorating for any occupancy, leasing commissions paid to any real estate broker or agent, and attorney’s fees incurred.

B)            Landlord’s Election to Terminate Lease

Landlord may terminate the Lease and forthwith repossess the Premises and be entitled to recover as damages a sum of money equal to the total of the following amounts:

1)             any unpaid rent or any other outstanding monetary obligation of Tenant to Landlord under the Lease as of the date of termination;

2)             at the time of Landlord’s reletting of the Premises as set forth in clause (A) above, the balance of the rent and other sums payable by Tenant through the time of such reletting; provided that if Landlord has not reletted the Premises within one year of Lease termination despite commercially reasonable efforts to do so. Landlord shall be entitled to recover from Tenant the entire balance, discounted to net present value, of rent and other sums payable by Tenant for the remainder of the Lease term.

3)             damages for the wrongful withholding of the Premises by Tenant

4)             all reasonable legal expenses, including attorney’s fees, expert and witness fees, court costs and other costs incurred in exercising its rights under the Lease;

5)             all costs incurred in recovering the Premises, restoring the Premises to good order and condition, and all commissions incurred by Landlord in reletting the Premises; and

6)             any other reasonable amount necessary to compensate Landlord for all detriment caused by Tenant’s default.

DAMAGE

11.           In the case of the total destruction of the Premises by fire, other casualties, the elements or other cause, or of such damage thereto as shall render the same totally unfit for occupancy by Tenant for more than sixty (60) days, this Lease, upon surrender and delivery to Landlord of the Premises, together with the payment of the Annual Rent and Additional Rent to the date of such occurrence, shall terminate and be at an end. If the Premises are rendered partly untenantable by any cause mentioned in the preceding sentence, Landlord shall, at its own expense, restore the Premises with all reasonable diligence, and the Annual Rent and Additional Rent shall be abated proportionately for the period of said partial untenantability and until the Premises shall have been fully restored by Landlord.

BANKRUPTCY

12.           In the event of the appointment of a receiver or trustee for Tenant by any court, Federal and State, in any legal proceedings under any provisions of the U.S. Bankruptcy Code, if the appointment of such receiver or such trustee is not vacated within sixty (60) days, or if said Tenant be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, then and in any of said events. Landlord may, at its option, terminate this tenancy by ten (10) days written notice, and re-enter upon the Premises.

POSSESSION/BENEFICIAL OCCUPANCY

13.           Landlord  covenants  and agrees that possession of the  Premises  shall  be given  to Tenant within five (5) days of the execution of this Lease by Landlord and that the Premises shall be in compliance with all applicable laws, codes, rules and regulations, including, without limitation, the Americans With Disabilities Act.  If Tenant occupies any portion of the Premises prior to lender of possession thereof by Landlord, such occupancy shall be deemed to be beneficial occupancy and a proportionate share of the rent shall be due and payable as to that portion of the Premises so occupied, immediately upon Tenant’s occupancy.  Such occupancy by Tenant and rent thereby due shall not depend on official governmental approval of such occupancy, state of completion of building, availability or connection of utilities and services as but not limited to sewer, water, gas, oil, or electric.  No rent credit shall be given because of lack of utilities or services  unless caused  by the negligence of Landlord.

SIGNS, ETC.

14.           Tenant covenants and agrees that;

a)             Except as permitted in paragraph 14(d) below, Tenant shall not place or permit any signs, lights, awnings or poles on or about the exterior of the Premises without the prior permission, in writing, of Landlord and in the event such consent is given, Tenant agrees to pay any minor privileges or other tax.

b)            Landlord, at Landlord’s option, may immediately remove and dispose of any of the unauthorized aforementioned items at the expense of Tenant and said cost shall become part of and in addition to the next due monthly rental, as Additional Rent. Tenant further covenants and agrees that it will not paint or make any changes in or on the outside of the Premises without the written permission of Landlord.  Tenant agrees that it will not do anything on the outside of the Premises to change the uniform architecture, paint or appearance of said building, without the written consent of Landlord.

c)             Landlord shall have the right to place a “For Rent” sign on any portion of the Premises for ninety (90) days prior to termination of this Lease and to place a “For Sale” sign thereon at any time.

d)            Landlord shall allow Tenant to install exterior signs on the Building’s existing sign panels and a monument sign in front of the building with Tenant’s logo. Landlord shall use reasonable best efforts to obtain any third-party consents, waivers or approvals (including, without limitation, a waiver of the Riverside Technology Park recorded covenants) required for Tenant to display its color logo on the monument sign. Tenant shall use Landlord standards and specifications for construction of signs and locations to be approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for all costs associated with all signs.

EXTERIOR OF PREMISES

15.           a)  Tenant further covenants and agrees not to put any items on the sidewalk or parking lot in the front, rear, or sides of said building or block said sidewalk, and not to do anything that directly or indirectly takes away any of the rights of ingress or egress of light from any other tenant of Landlord or do anything which will, in any way, change the uniform and general design of any property of Landlord of which the Premises hereby leased shall constitute a part. Tenant will also keep the steps to the Premises free and clear of ice, snow and debris.

b)  Notwithstanding the foregoing, Tenant shall be permitted to place the following items outside in the immediate vicinity of the Building in locations mutually agreeable to Landlord and Tenant: two flammable storage units (approximately 14' X 6" and 20' X 10'); six generators; three diesel fuel tanks, and two bulk tanks. In addition, if requested by Tenant, Landlord will use reasonable best efforts to obtain any third-party consents, waivers or approvals (including, without limitation, a waiver of the Riverside Technology Park recorded covenants) necessary for the installation of a portable biosafety level-3 laboratory (trailer); storage trailer (for bulk freezer relocations); and walk-in chambers (refrigerator, freezer and/or environmental test chamber).

WATER DAMAGE

16.           Tenant covenants and agrees that Landlord shall not be held responsible for and Landlord is hereby released and relieved from any liability by reason of or resulting from damage or injury to person or property of Tenant or of anyone else, directly or indirectly caused by (a) dampness or water in any part of the Premises (b) any leak or break in any part of the Premises in the pipes of the plumbing or heating works thereof, unless the damage is due to Landlord’s or its employees’, agents’ or servants’ negligence.

LIABILITY

17.           Landlord shall not be liable to Tenant for any loss or injury to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act or omission on the part of Landlord or any of its agents, servants, or employees. Tenant shall, and does hereby, indemnify and hold harmless Landlord and any other parties in interest from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including reasonable attorneys’ fees) (i) relating to or arising from the use and occupancy of the Premises; (ii) due to or arising out of any mechanic’s lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant, or (iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed.

RIGHT OF ENTRY

18.           It is understood and agreed that Landlord, and its agents, servants, and employees, including any builder or contractor employed by Landlord, shall have, and Tenant hereby gives them and each of them, the absolute, and unconditional right, license and permission, at any and all reasonable times, and for any reasonable purpose whatsoever, to enter through, across or upon the Premises or any part thereof, and, at the option of Landlord, to make such reasonable repairs to or changes in the Premises as Landlord may deem necessary or proper. In connection with any non-emergency entry, Landlord shall provide Tenant with 24 hours prior notice (which may be oral) and shall use commercially reasonable efforts to minimize the disruption to Tenant’s use of the Premises. Tenant agrees Landlord and its agents and assigns have the unconditional right to show the Premises to (i) prospective purchasers at any reasonable time during the Lease term and (ii) to prospective tenants at any reasonable time during the last six months of the Lease term.

EXPIRATION

19.           It is agreed that the term of this Lease expires on July 31, 2015, without the necessity of any notice by or to any of the parties hereto, subject to Tenant’s option to extend pursuant to Paragraph 37 hereof.  In the event Tenant shall occupy the Premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold the Premises as a “Tenant from month to month”, subject to all the other terms and conditions of this Lease, at 150% the highest monthly Installments of Annual Rent reserved inthis Lease; provided that Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession and lands and tenements held over by Tenant that may be now in force or may hereafter be enacted.

Prior to Lease expiration, Tenant agrees to schedule an inspection with Landlord to confirm that the Premises will be in proper order at expiration, including, but not limited to, lighting, mechanical, electrical and plumbing systems.

CONDEMNATION

20.           It is agreed that in the event condemnation proceedings are instituted against the Premises and possession taken by the condemning authority, then this Lease shall terminate at the date possession is taken and Tenant shall not be entitled to recover any part of the award.

If the entire Premises, or any portion of the Building required for reasonable access to, or the reasonable use of, the Premises, are taken by eminent domain, this Lease shall automatically end on the earlier of:

(i)            The date title vests; or

(ii)           The date Tenant is dispossessed by the condemning authority.

If the taking of a part of the Premises materially interferes with Tenant’s ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of:

(i)            The date when title vests;

(ii)           The date Tenant is dispossessed by the condemning authority: or

(iii)          30 days following notice to Tenant of the date when vesting or dispossession is to occur.

If there is a partial taking and this Lease continues, then the Lease shall end as to the part of the Premises taken and Annual Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant’s Pro Rata Share shall be equitably reduced.

If this Lease is not terminated, then Landlord, at its expense, shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, in order to render the Premises a complete architectural unit, but only to the extent of the:

(i)            Condemnation award received for the damage; and

(ii)           The Initial Leasehold improvements.

If part or all of the Premises are condemned for 60 days or less (a “Temporary Condemnation”), this Lease shall remain in effect, subject to the terms of this Paragraph 20. If part or all of the Premises are condemned for a period of time exceeding 60 days. Tenant shall have the right, at its sole election, to terminate this Lease. If Tenant elects to terminate this Lease, notice of its election shall be given to Landlord within 15 days following the sixtieth day after such condemnation and this Lease shall end on the date specified in the termination notice, which date shall be at least 30, but not more than 45, days after the date notice is given. In the event of a Temporary Condemnation or in the event Tenant does not elect to terminate this Lease following a condemnation for a period of time exceeding 60 days, Rent and Tenant’s obligations for the part of the Premises taken shall abate in proportion to the part of the Premises that Tenant is unable to use in the conduct of its business, such abatement to begin on the date the Tenant determines it is unable to use the portion of the Premises so taken in the conduct of its business until the date Tenant determines it is again able to use the portion of the Premises so taken in the conduct of its business, and Landlord shall receive the entire award attributable to such condemnation.

SUBORDINATION

21.           It is agreed that Landlord shall have the right to place a mortgage or deed of trust on the Premises and this Lease shall be subordinate to any such mortgage or deed of trust whether presently existing or hereafter placed on the Premises, and Tenant agrees to execute any reasonable documents assisting the effectuating of said subordination. Landlord shall obtain from any such lender a non-disturbance agreement, in recordable form, providing that in the event of foreclosure or other right asserted pursuant to the respective loan documents. Tenant shall be permitted to remain in quiet and peaceful possession of the Premises and this Lease and the rights of Tenant hereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the provisions of this Lease.   Furthermore, if any person or entity shall succeed to all or part of Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, Tenant shall automatically attorn to such successor in interest, which attornment shall be self operative and effective upon the signing of this Lease, and Tenant shall execute such other agreement in confirmation of such attornment as such successor in interest shall reasonably request.

NOTICE

22.           Any written notices required by this Lease shall be deemed sufficiently given, if hand delivered, or sent via first class U.S. mail or by overnight courier service.

Any notice required by this Lease is to be sent to Landlord at.

5104 Pegasus Court, Suite A

Frederick. Maryland 21704

Any notice required by this Lease is to be sent to Tenant at:

Attn:  Mark Manak

217 Perry Parkway

Gaithersburg. MD 20832

With a copy to:

Kevin W. Quinlan

Boston Biomedica, Inc.

375 West Street

West Bridgewater, MA 02379

REMEDIES NOT EXCLUSIVE

23.           No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy available to Landlord may be exercised concurrently or from time to time, as often as the occasion may arise. Tenant hereby waives any and all rights which it may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

NON-WAIVER

24.           It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or right, but the same shall remain in full force and effect, unless the contrary is expressed in writing by Landlord.   The receipt of Annual Rent or Additional Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant hereunder, shall not be deemed to be a waiver of any provisions of this Lease.  Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing by Landlord accepting or agreeing to accept such surrender.

SECURITY DEPOSIT AND FINANCIAL STATEMENTS

25.           A security deposit of $40,261.00 is required to accompany this Lease, when submitted for approval by Landlord, subject to all the conditions of the security deposit agreement attached. If this Lease is not approved by Landlord within thirty (30) days of its submission to Landlord, Tenant’s security deposit will be refunded in full. On the first anniversary of the Rent Commencement Date, Tenant shall deliver an additional security deposit to Landlord in the amount of $29,072.32; failure to deliver such additional security deposit shall be an event of default under this Lease. Landlord shall have the right to require annual financial statements for Tenant, which Landlord agrees not to disclose to any other person (other than Landlord’s accountants, attorneys and other representatives, each of whom shall be advised of the confidential nature of such information).

FINAL AGREEMENT

26.           This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

LEGAL EXPENSE

27.           In the event, to enforce the terms of this Lease, either party files legal action against the other, and is successful in said action, the losing party agrees to pay all reasonable expenses to the prevailing party, including the attorney’s fees incident to said legal action.  In the event that Landlord is successful in any legal action filed against Tenant, Landlord’s expenses incident to said legal action shall be due as Additional Rent.

LAND

28.           It is agreed that the Premises is the building area occupied by Tenant and only the land under that area.

29.          Intentionally Deleted.

ENVIRONMENTAL REQUIREMENTS

30.           Tenant hereby represents and warrants to Landlord that no materials will be located by Tenant on the Premises which, under federal, state, or local law, statute, ordinance or regulations; or court or administrative order or decree; or private agreement (hereinafter collectively known as “Environmental Requirements”), require special handling in collection, storage, treatment, or disposal (collectively, “Regulated Materials”). Notwithstanding the foregoing, Landlord acknowledges and agrees that the repository and/or laboratory may contain material that is biohazardous and infectious to humans. Landlord further agrees and acknowledges that Tenant may store and use Regulated Materials used in the ordinary course of business (e.g., cleaning fluids, photocopier toner and the like), provided same are stored, used and disposed of in accordance with all applicable Environmental Requirements.

Landlord covenants that there are no Regulated Materials present in, on or under the Premises, the Building and the land thereunder and that the Premises, the Building and the land are in compliance with all Environmental Requirements as of the date hereof. Landlord shall be responsible for the identification and removal from the Building and the property, within thirty (30) days after written notice thereof, of any and all Regulated Materials which are not placed on the Premises or generated by the Tenant on the Premises during the normal course of business..

Tenant hereby covenants and agrees that if at any time it is determined that there are Regulated Materials placed on the Premises by Tenant. Tenant shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any Judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney’s fees, fines, or other penalty payments, shall be at once repayable by Tenant as Additional Rent and shall bear interest at the rate of three percent (3%) per annum above the Prime Rate from time to time as published by the Wall street Journal, from the date the same shall become due and payable until the date paid.  Failure of Tenant to comply with all environmental requirements shall constitute and be a default under this Lease.

SEVERABILITY

31.           In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

LATE CHARGE

32.           If Tenant shall fail to pay when due, the Annual Rent, Additional Rent or any other sum required by the terms of this Lease to be paid by Tenant, then, in addition to any and all other remedies that may thereby accrue to Landlord, Tenant agrees to pay to Landlord a late charge of five percent (5%) of the monthly account balance. The late charge on the base rent accrues after ten (10) days of the due date and said late charges shall be collectible as Additional Rent.

In the event Tenant’s rent is received fifteen (15) days after due date, Landlord shall have option to require the rental payment be made with a certified or cashier’s check.

QUIET ENJOYMENT

33.           Tenant, upon paying the minimum rent, Additional Rent and other charges herein provided and observing and keeping all of its covenants, agreements, and conditions in this Lease, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord; subject, however, to all exceptions, reservations and conditions of this Lease.

LANDLORD’S WORK

34.           The Premises shall contain only the following items at the expense of Landlord:

Landlord Shall provide a Tenant Improvement allowance of $1,954 800.00 subject to the terms and conditions of the Tenant Improvement agreement as attached here to as “Exhibit B”.

WINDOW COVERINGS

35.           Tenant shall not install any window covering other than a one-inch horizontal mini-blind of an off-white color unless approved in writing by Landlord.

PARKING

36.           Throughout the Lease term and any renewal term(s), Landlord shall provide Tenant with free, common parking in the parking area immediately adjacent to the Premises, at a ratio of 4 parking spaces per 1000 square feet leased.

OPTIONS

37.           Provided Tenant is not then in default hereunder, Tenant may extend the term of this Lease, as it may be amended from time to time, for two (2) further successive periods of five (5) years each, by notifying Landlord in writing of its intention to do so at least six (6) months prior to theexpiration of the then current term. The annual rental for each succeeding extension shall be at a Lease rate equal to the then prevailing fair market rental rate for renewal tenants in comparable industrial buildings in the Frederick sub-market. If Landlord and Tenant are unable to agree upon “market rate,” then “market rate” shall be determined as follows: Landlord and Tenant shall each engage a real estate agent who has at least 10 years’ experience inthe leasing of commercial property in the Frederick, Maryland area (a “Determining Broker”). Each party shall bear the cost, if any, of its appointed Determining Broker. If the two Determining Brokers are unable to agree upon market rate within thirty days of their respective appointments, then the two Determining Brokers shall choose a third Determining Broker (the “Neutral Broker”), the cost, if any, of which shall be borne equally by Landlord and Tenant. The two Determining Brokers engaged by Landlord and Tenant, respectively, and the Neutral Broker shall deliver to Landlord and Tenant their respective determinations of the fair market rental rate of the Leased Premises. The market rate for the Leased Premises shall be the average of the three rates determined by the Determining Brokers, and shall be binding upon the parties commencing with the first year of the option term.

a.             If the option to extend the term of this Lease is not timely exercised, the unexercised option to extend shall automatically become null and void.

b.             The right to extend the term of the Lease may be exercised only by the undersigned Tenant for its continued use and occupancy of the Premises and only if it is in possession of the Premises and operating a permitted use when it exercises the right. No such right shall be assignable even though Landlord may have approved an assignment of the Lease.  However, if Tenant assigns this Lease to any entity into which or with which Tenant merges or consolidates, or to any purchaser of Tenant’s capital stock or substantially all of Tenant’s assets and/or to any parent, subsidiary, or affiliated corporation, the assignee may exercise such right to renew.

c.             If Tenant shall default under the Lease beyond any applicable grace or cure period, then all unexercised rights to extend the term of the Lease shall automatically be extinguished and become null and void.

RULES AND REGULATIONS

38.           Tenant shall at all times comply with the Rules and Regulations attached hereto.  In the event of a conflict between the Rules and Regulations and the terms of this Lease, the terms of the

Lease shall prevail. Landlord shall make a reasonable effort to enforce the Rules and Regulations equitably against all tenants of the Property.

ESTOPPEL CERTIFICATE

39.           Tenant shall, at any time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact that the same is in full force and effect.

EXCULPATION CLAUSE

40.           Neither Landlord nor any principal, partner, member, officer, director, trustee, or affiliate of Landlord (collectively, “Landlord Affiliates”) shall have any personal liability under any provision of this Lease. In the event Landlord defaults in performing any of its obligations hereunder, Tenant shall look solely to Landlord’s equity in the Property to satisfy Tenant’s remedies on account therefore. If Tenant obtains a money judgment against Landlord, Tenant shall be entitled to have execution upon such judgment only upon Landlord’s equity in the Property, and not on Landlord or Landlord Affiliates.

INDUSTRIAL USER SURVEY

41.           Tenant agrees to complete the attached Exhibit “A” known as the Frederick County Bureau of Water and Sewer Industrial User Waste and Slug Potential Survey.

RIGHTS OF FIRST OFFERING

42.           a)  Tenant shall have an ongoing right of first offer throughout the primary Lease term for all or any part of 50,000 net rentable square feet of space in Landlord’s adjacent proposed Building A at Riverside Technology Park (“Expansion Space”). Landlord further represents and warrants that it will not under any circumstances market or lease any portion of said Expansion Space to any other prospects prior to December 31, 2006. If at any time after December 31, 2006, all or any portion at the Expansion Space becomes available for leasing, Landlord shall give Tenant a written offer (the “Landlord’s Offer”) setting forth the amount of space available and the basic economic terms and conditions upon which the space will be leased. The Landlord’s Offer shall provide that rent for the space offered shall be the pro forma rent required by Landlord’s construction lender for the Expansion Space pursuant to Landlord’s financing documents (provided that if no such requirement exists, then the rent offered shall be the fair market value for comparable industrial buildings in the Frederick flex Industrial sub-market). Tenant will have seven (7) business days after receipt of Landlord’s Offer to accept or decline the space offered. If Landlord does not receive written notice from Tenant of acceptance or declining then Landlord will assume Tenant has declined the Landlord’s Offer and

Landlord shall be entitled to offer the portion of the Expansion Space which was offered to Tenant to any other prospective tenant. If Landlord does not execute a lease for the Expansion Space (or the portion thereof which was offered to Tenant) after compliance with the provisions set forth in this Paragraph 42 within six months after the date of Landlord’s Offer, it shall again be required to give Tenant notice with respect to any subsequent proposed lease of all or any portion of the Expansion Space.

b)            In addition to the foregoing right of first offer, Tenant shall have a right of first offer for the remaining space in the Building. If any other space in Building becomes “Available” (as said term is hereinafter defined), Tenant shall have a right of first offer to lease all of the available space (the “Adjacent Space”).

Promptly after Landlord becomes aware that the Adjacent Space is, or is about to become, Available, Landlord shall notify Tenant thereof, which notice shall specify the amount of the Adjacent Space Available and the basic economic terms and conditions upon which the Adjacent Space will be leased. Landlord’s notice shall provide that rent for the space offered shall be a fair market value for comparable industrial buildings in the Frederick flex industrial sub-market. Tenant will have seven (7) business days after receipt of Landlord’s notice to accept or decline the Adjacent Space specified therein. If Landlord does not receive written notice from Tenant of acceptance or declining, then Landlord will assume Tenant has declined the Landlord’s offer and Landlord shall be entitled to offer the portion of the Adjacent Space which was offered to Tenant to any other prospective tenant. If Landlord does not execute a lease for the Adjacent Space after compliance with the provisions set forth in this Paragraph 42(b) within six months of Landlord’s notice, it shall again be required to give Tenant notice with respect to any subsequent proposed lease of the Adjacent Space. For purposes of this Paragraph 42(b), “Available” with respect to Adjacent Space means that the Adjacent Space is not subject to a lease with a third-party tenant which lease contains any unexercised or unexpired expansion, renewal or extension right.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:	TENANT: BBI BIOTECH RESEARCH LABORATORIES, INC.

/s/ Kristin Pettit	By:	/s/ Mark Manak

	Printed Name:	Mark Manak

	Title:	General Manager & Sr. Vice President

WITNESS:	LANDLORD:	MIE Properties, Inc., as agent for owner

/s/ Jennifer Roschel	By:	/s/ Julianne A. Wagner

	Printed Name:	Julianne A. Wagner

	Title:	Partner

SECURITY DEPOSIT AGREEMENT

This is NOT a receipt.

Date: 3/1/04

Received from BBI Biotech Research Laboratories, Inc., the amount of $40,261.00, as security deposit for the Premises: 8425 Progress Drive, Suites A-Y, Frederick, Maryland 21701.

Landlord agrees to deposit the security deposit in a simple interest-bearing account. Landlord agrees that, subject to the conditions listed below, this security deposit (with interest accrued thereon) will be returned in full within thirty (30) days of vacancy.

Tenant agrees that this security deposit may not be applied by Tenant as rent and that the full monthly rent will be paid on or before the first day of every month, including the last month of occupancy; provided that in the event of Landlord’s bankruptcy, or the bankruptcy of the owner of the Building, the Tenant shall have the right to apply the security deposit to the next installment(s) of rent. Tenant further agrees that a mortgagee of the property demised by the Lease to which this Security Deposit Agreement is appended and/or a mortgagee thereof in possession of said property and/or a purchaser of said property at a foreclosure sale shall not have any liability to Tenant for this security deposit.

SECURITY DEPOSIT RELEASE PREREQUISITES

1.     Full term of Lease has expired.

2.     No damage to property beyond ordinary wear and tear.

3.     Entire Premises broom clean and in order.

4.     No unpaid late charges or delinquent rents, or other delinquent sums payable by Tenant.

5.     All keys returned to Landlord.

6.     All debris and rubbish and discards placed in proper rubbish containers.

7.     Forwarding address left with Landlord.

AS WITNESS THE HANDS AND SEALS OF THE PARTIES HERETO THE DAY AND YEAR FIRST ABOVE WRITTEN:

WITNESS:	TENANT: BBl BIOTECH RESEARCH LABORATORIES, INC.

/s/ Kristin Pettit	By:	/s/ Mark Manak
	Printed Name:	Mark Manak
	Title:	General Manager & Senior Vice President

WITNESS:	LANDLORD: MIE Properties, Inc., as agent for owner

/s/ Jennifer Roschel	By:	/s/ Julianne A . Wagner
	Printed Name:	Julianne A. Wagner
	Title:	Partner

RULES AND REGULATIONS

8425 Progress Drive, Suites A-Y, Frederick, Maryland 21701

1.             The Common Facilities, and the sidewalks, driveways, and other public portion of the property (herein “Public Areas”) shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises, and Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Area. Tenant shall not invite to, or permit to visit the Premises; persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it deems best for the benefit of tenants generally.

2.             No bicycles, animals (except seeing-eye dogs) or birds of any kind shall be brought into, or kept in or about any Premises within the building.

3.             No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the building or public areas, shall be made or permitted by any tenant.

4.             The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

5.             Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from the Premises, which would annoy other tenants or create a public or private nuisance. Smoking is not allowed in the building.

6.             Plumbing facilities shall not be used for any purpose other than those for which they were constructed. No sweepings, rubbish, ashes, newspapers, objects or other substances of any kind shall be thrown into the plumbing facilities.

7.             Tenant agrees to keep the Premises in a neat, good and sanitary condition and to place garbage, trash, rubbish and all other disposables only where Landlord directs.

8.             Landlord reserves the right to rescind, alter, waive or add, any rule or Regulation at any time prescribed for the building when, in the reasonable judgment of Landlord. Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants of others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

9.             Tenant shall have the non-exclusive right to park in parking spaces in front of and behind Tenant’s Premises. This area shall be defined by two imaginary lines extending out from Tenant’s demising walls.

10.           Except as otherwise provided in the Lease, Tenant shall not place storage trailers or other storage containers of any type outside the Premises.

11.           Except as otherwise provided in the Lease, Tenant shall not park on a permanent or semi-permanent basis, any trailer behind dock doors or in any other location outside the Premises for the purpose of storage.

12.           Non-compliance with any of the above rules and regulations may, in Landlord’s sole judgment, result in a monetary fine not to exceed $25 per day. Landlord will notify Tenant of such violations and Tenant will have five (5) days to rectify, after which, daily fine will be applied.

[GRAPHIC]

EXHIBIT B

Tenant Improvement Agreement

THIS TENANT IMPROVEMENT AGREEMENT (this “Agreement”) is made and entered into as of March 1, 2004, by and between MIE Properties, Inc. (“Landlord”), and BBI Biotech Research Laboratories, Inc, (“Tenant”).

RECITALS

This Agreement is attached to and forms a part of that certain Lease Agreement of even date herewith by and between Landlord and Tenant pursuant to which Landlord has leased to Tenant certain real property situated at 8425 Progress Drive Ste A-Y Frederick, MD 21701, consisting primarily of a 65,160 square foot portion of the Building.

Landlord and Tenant desire to enter into this Agreement to set forth their agreements with respect to the improvements to be constructed by Tenant on the Premises prior to Tenant’s occupancy thereof,

NOW, THEREFORE, in consideration of these premises and the covenants and agreements of Landlord and Tenant set forth in the Lease, the parties agree as follows;

1.             Definitions.  All capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Lease.   When used in this Agreement, the following terms shall have the meanings set forth in this Paragraph 1:

(a)           Completion Date. The date on which all requisite final certificates of occupancy have been issued by applicable Governmental Authorities and a certificate of final completion has been issued by the architect or engineer responsible for preparing the Final Plans.

(b)           Governmental Requirements. All laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city or any other political subdivision in which the Demised Premises is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over Landlord, Tenant or the Demised Premises (collectively, the “Governmental Authorities”).

(c)           Improvements.  Those certain improvements, including without limitation, the 65,160 square foot portion of the Building as described in the Lease, as set forth in the Final Plans.

(d)           Material Work.  Any work performed by a single contractor or subcontractor the aggregate cost of which exceeds $2,000.

2.             Plans: Work Schedule.

(a)           Within five (5) business days after full execution of the Lease, Tenant will submit to Landlord a Work Schedule which specifies the projected dates for commencement and completion of the Improvements, the dates by which Landlord and/or

Tenant is required to make filings or applications to any Governmental Authorities in connection with the construction and completion of the Improvements, and such other dates as Tenant determines should be identified for the mutual benefit of Tenant and Landlord to enable the parties to comply with their respective obligations under the Lease, including this Agreement.

(b)           Whenever any of Tenant’s plans, specifications and drawings identified on the Work Schedule (“Tenant’s Plans”) are subject to Landlord’s approval (as set forth on the Work Schedule), Landlord shall review said Tenant’s Plans within five (5) business days following receipt thereof and shall advise Tenant within such five (5) day period whether the Tenant’s Plans are acceptable or whether Landlord requires changes to such Tenant’s Plans. In each case, Landlord’s approval of Tenant’s Plans shall not be unreasonably withheld, conditioned or delayed and in no event shall Landlord’s requested changes substantially alter the scope of Tenant’s Plans. Upon Landlord’s approval of the working drawings identified on the Work Schedule, such plans shall be the “Final Plans” for the Improvements. Approval by Landlord of any of Tenant’s Plans shall not be a representation or warranty of Landlord that such plans are adequate for any use, purpose or condition, or that such plans comply with any applicable Governmental Requirement, but shall merely be the consent by Landlord to the improvements to be constructed pursuant to such plans.

3.             Approved Contractors. All work with regard to construction of the Improvements shall be performed only by contractors and subcontractors licensed to do business in the state in which the Premises are located. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require, and those contractors and subcontractors performing Material Work shall be obligated to obtain payment and performance bonds covering the cost of their work and certificates of insurance before construction of the Improvements is commenced. All work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformance with the Final Plans and all applicable Governmental Requirements.   Tenant shall obtain warranties on all Improvements for a minimum of one (1) year.

4.             Insurance Requirements. In addition to the insurance to be maintained by the contractors and subcontractors for the Improvements, until the Completion Date, Tenant shall be obligated to maintain or cause to be maintained the following insurance, in the minimum amounts indicated, naming Landlord as an additional insured, pursuant to policies issued by companies authorized to do business in the state where the Premises are located which are satisfactory to Tenant:

(a)           Workers’ Compensation with full statutory limits for employer’s liability;

(b)           A standard builder’s risk policy with extended coverage in the amount of one hundred percent (100%) of the value of the Improvements, as agreed to by Landlord and Tenant, together with all standard construction industry clauses and endorsements and such other clauses and/or endorsements as Landlord may reasonably require;

(e)           “All risk” property insurance covering all risks of direct physical loss to the Improvements in an amount not less than 100% of the replacement value of the improvemnets; and

(d)           Commercial General Liability Insurance, including direct and contingent liability, in the aggregate amount of $2,000,000 combined single limit coverage per occurrence for personal injury, death or property damage.

Original policies or copies of the foregoing insurance, or, in lieu thereof, certificates evidencing such insurance, shall be delivered to Landlord before Tenant commences construction of the Improvements.

5.             Bidding of Contract. Tenant shall utilize its own construction manager and competitively bid the actual construction to three qualified contractors reasonably acceptable to Landlord, provided that Landlord or a general contractor designated by Landlord shall be entitled to bid the actual construction as one of the three bidding contractors. Tenant shall have the sole discretion to select the contractor for the Tenant Improvements, except that Tenant agrees to use Landlord’s roofing contractor.

6.             Landlord’s Right to Inspect. Landlord shall designate a representative authorized to act on its behalf for the purpose of inspecting the Improvements and the status of construction (“Landlord’s Representative”), Landlord’s Representative shall be entitled to enter the Premises at reasonable times during the construction of the Improvements for purposes of such inspection. Tenant and LandLord will schedule mutually convenient progress meetings during the construction of the Improvements among Landlord’s Representative, Tenant’s construction manager and the appropriate architects, engineer’s, contractors and/or subcontractors.

7.             Costs of Improvements. Landlord shall provide the Tenant with a Tenant improvement allowance of $1,954,800 towards the construction of the Improvements and related expenses including, without limitation, preparation of the Tenant’s Plans and the Final Plans, costs of all building permits and other authorization necessary to commence and continue construction, costs of construction labor and materials, all related tax and insurance costs, the costs of obtaining all requisite certificates of occupancy for Tenant’s use of the Premises, the cost of furniture, fixtures,  machinery and equipment, and moving expenses associated with Tenant’s relocation to the Building. Tenant shall submit a budget to Landlord before the commencement of construction as per the attached form. During the construction Tenant shall submit a monthly draw request, including the budget template for work in place category, all invoices and executed lien waivers (form attached). Upon receipt of the draw request, Landlord shall have five (5) calendar days to inspect the completion of the improvement requisitioned. Landlord shall notify Tenant in writing of any discrepancies within the 5-day period or Landlord shall fund the draw within fifteen (15) business days of receipt of the draw request from Tenant. At Tenant’s option, Landlord shall either pay the invoice(s) attached to the draw request directly to the vendor(s), or provide Tenant with sufficient funds to pay such vendor(s).

8.             Liability for Improvements.  Tenant assumes complete responsibility and liability for construction of the Improvements in accordance with the Final Plans and all applicable Governmental Requirements and in that regard, to the fullest extent permitted by applicable law, Tenant shall and does agree to indemnify, protect, defend and hold harmless Landlord, Landlords’s officers, directors, shareholders, employees and agents (collectively the “Indemnitees”) from and against all claims, damages, losses, liens, causes of  action, suits, judgments, and expenses, including reasonable attorneys fees, of any nature, kind or description (including personal injury and death), directly or indirectly arising out of, caused by, or resulting from (in whole or in part) (a) the work performed hereunder, or any part thereof, (b) the Final Plans, or (c) any act or omission of Tenant or of any architect, engineer, contractor, or subcontractor, in anyone directly or indirectly employed by them, or anyone that they control or exercise control over in connection with the construction and completion of the Improvements ((a) through (c) being herein referred to collectively as the “Liabilities”). The obligations of Tenant under this indemnification shall not apply to Liabilities to the extent such Liabilities are caused in whole or in part by the negligence of any Indemnitee.

9.             Incorporation. This Agreement is incorporated into and made a part of the Lease by this reference, and the Lease is hereby incorporated into and made a part of this Agreement by reference.